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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  December 4, 1996



                           CINCINNATI MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)





           Ohio                        0-13136                  31-0903863
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)



   One Microwave Plaza, Cincinnati, Ohio                       45249-9502
  (Address of principal executive office)                      (Zip Code)



Registrant's telephone number, including area code           (513) 489-5400

________________________________________________________________________________
 (Former name, former address and former fiscal year, if changed since last report)


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Form 8-K                                              Cincinnati Microwave, Inc.


Item 5.   Other Events

On December 4, 1996, Cincinnati Microwave, Inc. and privately held BEL-Tronics Limited USA signed a definitive agreement pursuant to which the two organizations will combine their operations in a tax free reorganization. In the transaction, Cincinnati Microwave will sell substantially all of its assets and liabilities for capital stock of BEL-Tronics, which stock will be registered with the Securities and Exchange Commission. The capital stock split between BEL-Tronics and CMI shareholders would be 60%-40% respectively, and such holdings would be diluted pro rata subject to third party financing needed to recapitalize the combined entity.

The consummation of the transaction is subject to numerous conditions precedent including, without limitation, the satisfactory completion of due diligence by both parties, the approval of Cincinnati Microwave shareholders, BEL-Tronics obtaining additional equity or debt financing on terms satisfactory to the parties, Cincinnati Microwave obtaining additional short-term working capital to continue operations through the consummation of the transaction, the receipt by Cincinnati Microwave of a fairness opinion from its investment banker, the effectiveness of a registration statement registering the common shares of BEL-Tronics to be delivered at closing and the final settlement of the pending shareholders' litigation against Cincinnati Microwave. The parties anticipate that the transaction could be completed by April 1997.

BEL-Tronics Limited USA, based in Covington, Georgia, designs and manufactures consumer electronic products. As a major marketer of "BEL" brand radar warning devices, the Company enjoys a position as technology leader and has a large share of the industry's higher retail price point market. The company also designs, manufactures and markets telecommunication products. Presently included in its product line, and sold under the "BEL" brand name, are standalone caller ID units, high-end feature telephones with caller ID capabilities and up to 265 distinct memory locations, and a 900 MHz telephone. All of the company's products are distributed through most well-known retailers in all market segments.

BEL-Tronics Limited USA presently is in the final stage of designing a digital spread spectrum cordless telephone and a cordless telephone using frequency hopping and proprietary antenna technologies. These products are expected to be available in the third quarter of 1997. The company also designs and assembles monolithic microwave integrated circuits as an OEM supplier and provides design capability final assembly and testing.


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Form 8-K                                              Cincinnati Microwave, Inc.


Item 7.   Financial Statements and Exhibits

(c) Exhibits.

         99(i) - Asset Purchase Agreement between Cincinnati Microwave, Inc. and BEL-Tronics Limited, USA without Schedules. (A list of the Schedules is attached.)

         99(ii) - Agreement to provide omitted Schedules upon request.

         99(iii) - Press release of Cincinnati Microwave, Inc. dated December 4, 1996.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 4, 1996

                                     CINCINNATI MICROWAVE, INC.



                                 By  /s/ KURT H. STUMP
                                     -------------------------------------------
                                     Kurt H. Stump
                                     Vice President and Chief Financial Officer/
                                     Treasurer/Secretary